Exhibit 28(p)(ii)

STRATTON MANAGEMENT COMPANY

(the “Company”)

CODE OF ETHICS

I.	Legal Requirements.

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the “1940 Act”), makes it unlawful for any officer or director of the Company (as well as certain other persons) in connection with the purchase or sale by such person of a security “held or to be acquired” by the Company’s registered investment company clients:

1.	To employ any device, scheme or artifice to defraud the Funds;

2.	To make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

4.	To engage in any manipulative practice with respect to the Funds.

Similarly, Section 206 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), provides that it is unlawful for any investment adviser by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly:

1.	To employ any device, scheme or artifice to defraud any client or prospective client;

2.	To engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client

3.	Acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction; or

4.	To engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

In addition, Section 204A of the Advisers Act requires the Company to establish written policies and procedures reasonably designed to prevent the misuse in violation of the Advisers Act or the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) or rules or regulations thereunder of material, non-public information by the Company or any person associated with the Company. Pursuant to Section 204A, the Securities and Exchange Commission (the “Commission”) has adopted Rule 204A-1 which requires the Company to maintain and enforce a written code of ethics.

As amended 2/25/13

II.	Purpose of the Code of Ethics.

It is the policy of the Company that the Company and its Supervised Persons shall comply with applicable Federal Securities Laws and that no Supervised Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 under the 1940 Act or Sections 204A and 206 of the Advisers Act. No Supervised Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, a Fund, any other investment advisory client of the Company, or an issuer of any security owned by a Fund or other investment advisory client of the Company. In addition, the Company expects that its Access Persons will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Company’s clients first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility, and (3) the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions.

In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, Sections 204 and 206 of the Advisers Act, the Commission’s Advisers Act Release No. 2256 and 1940 Act Release No. 26492 on “Investment Adviser Code of Ethics” (July 2, 2004), the Commission’s 1940 Act Release No. 23958 on “Personal Investment Activities of Investment Company Personnel” (August 24, 1999), the “Report of the Advisory Group on Personal Investing” issued by the Investment Company Institute on May 9, 1994, and the Commission’s September 1994 Report on “Personal Investment Activities of Investment Company Personnel,” the Company has determined to adopt this Code of Ethics to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

III.	Definitions.

A.	An “Access Person” means any Supervised Person (as defined below) of the Company who: (1) has access to (a) non-public information regarding any client’s purchase or sale of securities, or (b) non-public information regarding the portfolio holdings of any Reportable Fund (as defined below) or (2) is involved in making securities recommendations to clients or who has access to such recommendations that are non-public. For these purposes, all directors, officers and partners of the Company are considered to be Access Persons. An Access Person also means; (1) each employee of the Company (and any director, officer, general partner or employee of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

B.	“Fund” means a company registered as such under the 1940 Act, or any series thereof, for which the Company is the investment adviser or sub-adviser.

C.	An Access Person’s “immediate family” includes a spouse, minor children and adults living in the same household as the Access Person.

D.	A security is “held or to be acquired” if within the most recent 15 days it (1) is or has been held by any of the Funds or any other investment advisory client, or (2) is being or has been considered by any of the Funds or any other investment advisory client or the Company for purchase by the Funds or any other investment advisory client. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for or convertible into any security that is held or to be acquired by any of the Funds or any other investment advisory client.

E.	An “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

F.	“Investment Personnel” of the Company means:

(i)         Any employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds or any other investment advisory client.

(ii)         Any natural person who controls the Company and who obtains information concerning recommendations made to the Funds or any other investment advisory client regarding the purchase or sale of securities by the Funds or any other investment advisory client.

G.	A “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

H.	“Covered Security” means a security as defined in Section 202(a)(18) of the Advisers Act or Section 2(a)(36) of the 1940 Act, except that it does not include (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument that has a maturity at issuance of less than 366 days and is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; (iii) shares issued by money market funds registered under the 1940 Act; (4) shares issued by open-end investment companies registered under the 1940 Act other than Reportable Funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies registered under the 1940 Act, none of which are Reportable Funds.

I.	“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

J.	“Reportable Fund” means any investment company registered under the 1940 Act for which the Company serves as an investment adviser or sub-investment adviser, or any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls the Company, is controlled by the Company or is under common control with the Company.

K.	“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Company or other person who provides investment advice on behalf of the Company and is subject to the supervision and control of the Company.

L.	“Automatic Investment Plan” means a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

IV.	Policies of the Companies Regarding Personal Securities Transactions.

A.	General Policy.

No Supervised Person of the Company shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) under the 1940 Act or Sections 204 and 206 under the Advisers Act set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

B.	Specific Policies.

1.	Restrictions on Personal Securities Transactions By Access Persons.

a.	Except as provided below in paragraph IV.B.1.d., no Access Person may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Trader, or the Chief Compliance Officer or the Chief Executive Officer of the Company, prior to effecting such security transaction.

Note:   If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the Chief Compliance Officer for clearance or denial of clearance to trade prior to effecting any securities transactions.

b.	Pre-clearance approval under paragraph (a) will expire at the close of business on the same trading day on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires, unless an exception is made for certain unforeseen reasons by the Chief Compliance Officer or the Chief Executive Officer of the Company.

c.	No clearance will be given to an Access Person to purchase or sell any Covered Security (1) on a day when any portfolio of the Funds or any other investment advisory client has a pending “buy” or “sell” order in that same Covered Security until that order is executed or withdrawn or (2) when the Chief Compliance Officer has been advised by a portfolio manager that the same Covered Security is being considered for purchase or sale for any of the Funds or any other investment advisory client.

d.	The pre-clearance requirements contained in paragraph IV.B.1.a, above, shall not apply to the following securities (“Exempt Securities”):

i.	Securities that are not Covered Securities;

ii.	Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

iii.	Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Funds.

iv.	Securities acquired as a part of an Automatic Investment Plan.

v.	Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

vi.	Securities which the Funds are not permitted to purchase under the investment objectives and policies set forth in the Funds’ then current prospectus(es) under the Securities Act of 1933 or the Funds’ registration statement on Form N-1A.

vii.	Shares issued by Reportable Funds.

e.	No Purchases of Initial Public Offerings or Limited Offerings are permitted.

f.	All Access Persons must have all securities transaction orders placed and executed by the Trader for the Company. Orders for Access Persons’ personal accounts may be placed between 3 p.m. and 4 p.m. daily.

g.	Access Persons are prohibited from trading a stock for their personal accounts on any day when there are client orders of $100,000 in executed market value or more in aggregate, unless an exception is made for certain unforeseen reasons by the Chief Compliance Officer or the Chief Executive Officer of the Company.

h.	No Access Person may buy and sell the same security in a personal account within a minimum ownership period of 30 days without prior approval from the Chief Compliance Officer or the Chief Executive Officer of the Company.

i.	Access Persons may not present orders for execution at “market open.”

j.	Notwithstanding anything to the contrary in this Code of Ethics, trading in shares of exchange traded funds are subject to the same restrictions as trading in common stocks.

k.	Any Access Person expecting to trade in a security not presently carried on the Company’s system should provide the Trader with information concerning the security prior to execution and as early in the day as possible.

l.	Because of the potential for insider information conflicts, Access Persons must abide by the procedures outlined in Susquehanna Bancshares Inc. (“SBI”) Corporate Policy HR6-3, “Special Trading Policy for Certain Directors and Employees.” This policy outlines restricted periods, pre-clearance, trading limitations and prohibitions concerning trading in SBI’s stock as it applies to employees of SBI.

m.	In addition, any Supervised Person shall not:

(i)	Receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company;

(ii)	Omit disclosure of any service on the board of directors of publicly traded companies. If board service is effective, the Company will not make investments in those publicly traded companies while any Company personnel, officer, or director is serving as a board member; or

(iii)	Accept any board service position on any publicly owned company without pre-approval from the Chief Executive Officer of the Company.

n.	Restrictions on Options Transactions by Access Persons

(i)	Due to the high risk and volatile nature of options trading, no Access Person of the Company may trade options for his or her personal account or for any immediate family member without the permission of the Chief Compliance Officer or the Chief Executive Officer of the Company.

(ii)	An Access Person with approval to trade options will be exempt from the minimum ownership period of 30 days.

V.	Procedures.

In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

A.	Each Access Person of the Company will submit to the Chief Compliance Officer an initial holdings report containing the applicable information in the sample form attached hereto as Exhibit A that lists all Covered Securities beneficially owned by the Access Person except as stated below. This report must be in a format acceptable to the Chief Compliance Officer of the investment adviser and must be submitted, or otherwise available to the Chief Compliance Officer of the investment adviser within ten days of becoming an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person), and must include the title and type of each security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares held, and the principal amount of the security. The report must also include a list of any securities accounts (not just accounts that hold Covered Securities) maintained with any broker, dealer or bank for the direct or indirect beneficial interest of the Access Person.

B.	Each Access Person of the Company will also submit to the Chief Compliance Officer an annual holdings report in the form attached hereto as Exhibit B no later than thirty days after the end of the calendar year. Except as stated below, the annual holdings report containing the applicable information in the sample form must list all Covered Securities beneficially owned by the Access Person, and must include the title and type of each security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares held, and the principal amount of the security. The report must also include a list of any securities accounts (not just accounts that hold Covered Securities) maintained with any broker, dealer or bank for the direct or indirect beneficial interest of the Access Person. This information must be in a format acceptable to the Chief Compliance Officer of the investment adviser, or otherwise available to the Chief Compliance Officer of the investment, adviser and must be current as of a date no more than 45 days before the report is submitted.

C.	Each Access Person of the Company shall direct his or her broker to supply to the Chief Compliance Officer, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership and copies of quarterly statements for all securities accounts.

D.	Except as stated below, each Access Person of the Company shall submit reports containing the applicable information in the sample form attached hereto as Exhibit C to the Chief Compliance Officer showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Covered Securities were held for the direct or indirect beneficial interest of the Access Person. Such reports shall be in a format acceptable to the Chief Compliance Officer of the investment adviser, or otherwise available to the Chief Compliance Officer of the investment adviser, and must be filed no later than 30 days after the end of each calendar quarter. An Access Person of the Company need not make a quarterly transaction report under this paragraph if (1) all of the information required by this paragraph V.D. is contained in the brokerage confirmations or account statements required to be submitted under paragraph V.C. and is received by the Chief Compliance Officer in the time period stated above or (2) transactions effected pursuant to an Automatic Investment Plan.

E.	The reporting requirements of this Section V do not apply to securities transactions effected for, and any Covered Securities held in, any account over which an Access Person does not have any direct or indirect influence or control.

F.	The Chief Compliance Officer shall notify each Access Person of the Company who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements.

G.

The Chief Compliance Officer of the Company shall maintain copies of this Code of Ethics and the names of the persons who are required to report their securities transactions pursuant to the Code and the names of all persons responsible for reviewing such reports. Such Chief Compliance Officer shall keep all reports submitted by Access Persons pursuant to this Code in a safe and secure location, and shall not disclose the reports or their contents to any person except as necessary to perform the responsibilities of Chief Compliance Officer. In addition, the Chief Compliance Officer shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports required to be made by the Access Persons pursuant to this Code, and as appropriate compare the reports with the pre-clearance authorizations received, and report to the Board of Directors of the Company:

1.	with respect to any transaction that appears to evidence a possible violation of this Code; and

2.	apparent violations of the reporting requirements stated herein.

H.	The Board of Directors of the Company shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, removal or suspension from office, termination of employment, or the unwinding of the transaction and the disgorgement of any profits to the Funds or other investment advisory clients involved.

I.	The Company shall maintain and enforce this Code and shall forward to the Funds’ administrator and the Funds’ counsel copies of this Code and all future amendments and modifications thereto. The Boards of Directors of the Funds, including a majority of the directors who are not “interested persons” of the Funds (as defined in the 1940 Act), shall approve this Code of Ethics and any material amendments to this Code. Such approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Access Persons of the Company from engaging in any conduct prohibited under this Code and under Rule 17j-1 under the 1940 Act. Furthermore, any material changes to this Code will be approved by the Boards of Directors of the Funds no later than six months after such change. Before approving any material amendments to this Code of Ethics, the Boards of Directors of the Funds must receive a certification from the Company that it has adopted procedures reasonably necessary to prevent access persons from violating this Code.

J.	At each quarterly meeting of the Boards of Directors of the Funds, the Chief Compliance Officer of the Company, on behalf of the Company, shall provide a written report to the Funds’ Boards of Directors stating:

a.	any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code of Ethics; and

b.	all disciplinary actions taken in response to such violations.

K.

At least once a year, the Chief Compliance Officer of the Company shall provide to the Boards of Directors of the Funds with respect to both this Code and the code of ethics of the Funds, a written report which contains: (a) a summary of existing procedures concerning personal investing by their access persons and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon their experience under such codes, industry practices, or developments in applicable laws and regulations; (c) a description of any issues arising under such codes since the last report, including but not limited to, information about material violations of such codes and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent access persons from violating their respective codes. The Boards of Directors of the Funds shall consider such written reports not less frequently than annually.

VI.	Administration of the Code of Ethics.

Each Supervised Person must report any violations of this code promptly to the Company’s Chief Compliance Officer. .

VII.	Records.

The Company shall maintain records in the manner and to the extent set forth below, which records may be maintained using micrographic or electronic storage medium under the conditions described in Rule 204-2(g) under the Advisers Act and Rule 31a-2(f)(1) and Rule 17j-1 under the 1940 Act, and shall be available for examination by representatives of the Commission.

(a)	A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved for a period of not less than five years;

(b)	A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years;

(c)	A copy of each initial holdings report, annual holdings report and quarterly transaction report made by an Access Person pursuant to this Code (including any brokerage confirmation or account statements provided in lieu of the reports) shall be preserved for a period of not less than five years from the end of the fiscal year during which the last entry was made on the report, the first two years in an easily accessible place;

(d)	A record of the names of all persons who are, or within the past five years were, Access Persons of the Company;

(e)	A record of all written acknowledgements for each person who is currently, or within the past five years was, required to acknowledge his or her receipt of this Code and any amendments thereto. All acknowledgements for a person must be kept for the period such person is a Supervised Person of the Company and until five years after the person ceases to be a Supervised Person of the Company; and

(f)	A copy of each report required by Section V(K) of this Code shall be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible place.

VIII.	Certification.

The Company will provide each Supervised Person with a copy of this Code and any amendments. Each Supervised Person will be required to certify annually that he or she has received, read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under this Code. A form of such certification is attached hereto as Exhibit D.

Adopted: June 15, 2000

Amended: June 12, 2001

Amended: July 25, 2003

Amended: September 9, 2003

Amended: February 1, 2005

Amended: April 17, 2008

Amended: September 30, 2009

Amended: May 16, 2011

Amended: February 25, 2013

Exhibit A

STRATTON MANAGEMENT COMPANY

(the “Company”)

Sample Initial Holdings Report

To:	Chief Compliance Officer of Stratton Management Company

On [date] I became an “Access Person” of the Company. As of the date specified below (which cannot be more than 45 days before I became an Access Person), I had a direct or indirect beneficial ownership interest* in the securities listed below which are required to be reported pursuant to the Company’s Code of Ethics:

Date of Information	Title and Type of Security	Exchange Ticker Symbol or CUSIP#	Number of Shares	Principal Amount

As of the same date as specified in the above table, the following accounts were maintained with brokers, dealers and banks in which securities were held for my direct or indirect benefit:

Name of Broker, Dealer or Bank

This report (i) excludes securities and accounts over which I had no direct or indirect influence or control; (ii) excludes securities not required to be reported (that is, direct obligations of the U.S. Government, shares issued by mutual funds and unit investment trusts that are not advised or distributed by the Company, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments); and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities or accounts listed above.

Date:	Signature:

Print Name:

*	You will be treated as the “beneficial owner” of a security only if you have a direct or indirect pecuniary interest in the security.
(a)	A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the security.
(b)	An indirect pecuniary interest is any nondirect financial interest, but is specifically defined to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

For interpretive guidance, you should consult counsel.

Exhibit B

STRATTON MANAGEMENT COMPANY

(the “Company”)

Sample Annual Holdings Report

To:	Chief Compliance Officer of Stratton Management Company

As of the date specified below (which cannot be more than 45 days before the date this report is submitted), I had a direct or indirect beneficial ownership interest* in the securities listed below which are required to be reported pursuant to the Company’s Code of Ethics:

Date of Information	Title and Type of Security	Exchange Ticker Symbol or CUSIP#	Number of Shares	Principal Amount

As of the same date as specified in the above table, the following accounts were maintained with brokers, dealers and banks in which securities were held for my direct or indirect benefit:

Name of Broker, Dealer or Bank

This report (i) excludes securities and accounts over which I had no direct or indirect influence or control; (ii) excludes securities not required to be reported (that is, direct obligations of the U.S. Government, shares issued by mutual funds and unit investment trusts that are not advised or distributed by the Company, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments); and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities or accounts listed above.

Date:	Signature:

Print Name:

*	You will be treated as the “beneficial owner” of a security only if you have a direct or indirect pecuniary interest in the security.
(a)	A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the security.

(b)	An indirect pecuniary interest is any nondirect financial interest, but is specifically defined to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

For interpretive guidance, you should consult counsel.

Exhibit C

STRATTON MANAGEMENT COMPANY

(the “Company”)

Sample Quarterly Transaction Report

For the Calendar Quarter Ended
(month/day/year)

To:	Chief Compliance Officer of Stratton Management Company

A.           Securities Transactions.   During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Company:

Title and Type of Security, Exchange Ticker Symbol or CUSIP#	Date of Transaction	Number of Shares	Principal Amount	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

*	Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties with the Company, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Company.

B.         New Brokerage Accounts.   During the quarter referred to above, the following accounts were established in which securities were held for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established

C.          Other Matters.     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Print Name:

Exhibit D

STRATTON MANAGEMENT COMPANY

(the “Company”)

ANNUAL CERTIFICATE

Pursuant to the requirements of the Code of Ethics of the Company, the undersigned hereby certifies as follows:

1.	I have read the Company’s Code of Ethics.

2.	I understand the Code of Ethics and acknowledge that I am subject to it.

3.	Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided all securities holding reports required to be reported under the requirements of the Code of Ethics.[1]

Print Name

Signature

Dated:

[1]	Paragraph 3 only applies to Access Persons under the Code.